The Vantagepoint Funds
Semi Annual 06/30/2004
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %
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


                                                               All-Equity Growth                Long-Term Growth
                      Name of Fund Owned                         Market Value    % of Total MV    Market Value   % of Total MV

                       Growth & Income                              $34,507,605          20.00%     $183,300,913         19.98%
                        Equity Income                               $25,872,241          15.00%     $119,391,619         13.02%
                        International                               $25,700,920          14.90%     $110,122,092         12.01%
                        US Government                                        $0           0.00%               $0          0.00%
                     Income Preservation                                     $0           0.00%               $0          0.00%
                   Aggressive Opportunities                         $34,659,669          20.09%     $139,037,396         15.16%
                          Core Bond                                          $0           0.00%     $182,192,929         19.86%
                            Growth                                  $51,791,499          30.01%     $183,178,255         19.97%
                    Overseas Equity Index                                    $0           0.00%               $0          0.00%

                      Total Market Value                           $172,531,934         100.00%     $917,223,204        100.00%


                                                               Traditional Growth               Conservative Growth
                      Name of Fund Owned                         Market Value    % of Total MV    Market Value   % of Total MV

                       Growth & Income                             $134,744,047          15.01%      $42,532,926         10.03%
                        Equity Income                               $90,003,100          10.03%      $42,552,824         10.03%
                        International                               $89,784,030          10.01%      $29,696,628          7.00%
                        US Government                                        $0           0.00%               $0          0.00%
                     Income Preservation                           $267,995,728          29.87%     $211,448,479         49.89%
                   Aggressive Opportunities                         $90,865,653          10.13%      $21,468,533          5.06%
                          Core Bond                                 $89,280,368           9.95%      $42,235,725          9.96%
                            Growth                                 $134,675,162          15.00%      $34,037,175          8.03%
                    Overseas Equity Index                                    $0           0.00%               $0          0.00%

                      Total Market Value                           $897,348,088         100.00%     $423,972,290        100.00%

                                                               Savings Oriented
                      Name of Fund Owned                         Market Value            % of Total MV

                       Growth & Income                              $22,923,051          10.03%
                        Equity Income                               $22,955,603          10.05%
                        International                               $11,465,221           5.02%
                        US Government                               $22,837,488           9.99%
                     Income Preservation                           $148,269,279          64.91%
                   Aggressive Opportunities                                  $0           0.00%
                          Core Bond                                          $0           0.00%
                            Growth                                           $0           0.00%
                    Overseas Equity Index                                    $0           0.00%

                      Total Market Value                           $228,450,642         100.00%
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